Exhibit 99.2

WAITT OUTDOOR, LLC

(A Majority Owned Subsidiary of WaittCorp Investments, LLC)

Unaudited Financial Statements

For the Six Months Ended June 30, 2018 and 2017

WAITT OUTDOOR, LLC

(A Majority Owned Subsidiary of WaittCorp Investments, LLC)

Balance Sheets

Unaudited

	June 30,	December 31,
	2018	2017

ASSETS
Current Assets:
Cash	$229,488	$730,965
Accounts receivable, net	1,231,959	1,090,627
Prepaid expenses	1,217,365	1,026,869

Total Current Assets	2,678,812	2,848,461

Property and Equipment, net	5,522,986	5,861,204

Other Assets:
Goodwill	3,217,498	3,217,498
Other	219,321	297,498

Total Other Assets	3,436,819	3,514,996

Total Assets	$11,638,617	$12,224,661

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$696,529	$1,021,902
Unearned revenue	170,584	277,374
Members' distributions payable	-	227,292
Current portion of long-term debt	632,263	1,474,221

Total Current Liabilities	1,499,376	3,000,789

Long-term Liabilities:
Other long-term liabilities	1,316,000	1,316,000

Total Liabilities	2,815,376	4,316,789

Members' Equity	8,823,241	7,907,872

Total Liabilities and Members' Equity	$11,638,617	$12,224,661

See accompanying notes to the unaudited financial statements.

WAITT OUTDOOR, LLC

(A Majority Owned Subsidiary of WaittCorp Investments, LLC)

Statements of Operations

Unaudited

	For the Six Months Ended
	June 30,
	2018	2017

Revenues:
Billboard revenues	$6,418,332	$6,398,696

Total Revenues	6,418,332	6,398,696

Costs and Expenses:
Cost of billboard revenues (exclusive of depreciation and amortization)	2,602,416	2,647,729
Employee costs	972,641	950,895
Professional fees	28,684	65,655
General and administrative	506,167	500,918
Depreciation	741,536	741,536
Gain on disposition of assets	(39,395)	-
Bad debt expense	4,100	6,150

Total Costs and Expenses	4,816,149	4,912,883

Net Income from Operations	1,602,183	1,485,813

Other Income (Expense):
Interest expense	(25,962)	(72,586)

Net Income	$1,576,221	$1,413,227

See accompanying notes to the unaudited financial statements.

WAITT OUTDOOR, LLC

(A Majority Owned Subsidiary of WaittCorp Investments, LLC)

Statements of Cash Flows

Unaudited

	For the Six Months Ended
	June 30,
	2018	2017

Cash Flows from Operating Activities:
Net income	$1,576,221	$1,413,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	741,536	741,536
Gain on disposition of assets	(39,395)	-
Bad debt expense	4,100	6,150
Changes in operating assets and liabilities:
Accounts receivable	(145,432)	108,687
Prepaid expenses	(190,496)	(114,288)
Accounts payable and accrued expenses	(325,373)	204,420
Unearned revenue	(106,790)	(50,268)
Net Cash Provided by Operating Activities	1,514,371	2,309,464

Cash Flows from Investing Activities:
Proceeds from disposition of assets	41,997	-
Purchases of property and equipment	(405,920)	(337,926)
Other assets	78,177	54,355
Net Cash Used in Investing Activities	(285,746)	(283,571)

Cash Flows from Financing Activities:
Payments on revolving line of credit	-	(150,000)
Payments on long-term debt	(841,958)	(997,905)
Members' distributions payable	(227,292)	-
Members' distributions	(660,852)	(633,674)
Net Cash Used in Financing Activities	(1,730,102)	(1,781,579)

Net (Decrease) Increase in Cash	(501,477)	244,314
Cash, Beginning of Period	730,965	24,383

Cash, End of Period	$229,488	$268,697

Interest Paid in Cash	$25,962	$72,586

Income Taxes Paid in Cash	$-	$-

See accompanying notes to the unaudited financial statements.

WAITT OUTDOOR, LLC

(A Majority Owned Subsidiary of WaittCorp Investments, LLC)

NOTE 1.	BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared in connection with Waitt Outdoor, LLC's business combination with Link Media Omaha, LLC (“Link Omaha"), a wholly-owned subsidiary of Boston Omaha Corporation, and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Boston Omaha Corporation in its current report on Form 8-K/A.

Waitt Outdoor, LLC (“the Company”) was formed in 2001 and began operations in 2002 as a South Dakota limited liability company. The Company began operating under an amended and restated operating agreement effective January 1, 2005.

The Company owns and leases approximately 2,500 billboard faces, primarily in the Midwestern United States.

The accompanying unaudited interim financial statements of Waitt Outdoor, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company's audited financial statements and notes thereto for the years ended December 31, 2017 and 2016 included elsewhere in this Form 8-K/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the years ended December 31, 2017 and 2016 included elsewhere in this Form 8-K/A have been omitted.

NEW ACCOUNTING STANDARDS

Revenue from Contracts with Customers - In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers.  This update creates ASC 606, Revenue from Contracts with Customers, and supersedes the revenue recognition requirements in ASC 605, Revenue Recognition.  The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services.  A five-step revenue recognition model is to be applied to achieve this core principle.  ASC 606 also specifies comprehensive disclosures to help users of financial statements understand the nature, amount, timing and uncertainty of revenue that is recognized.  The Company will adopt this standard on January 1, 2019, and is currently evaluating the impact this update will have on its financial statements.

Leases - In February 2016, the FASB issued ASU 2016-02, Leases, specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases.  The objective is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease.  Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less.  Lessors' accounting is largely unchanged from the previous accounting standard.  In addition, ASU 2016-02 expands the disclosure requirements of lease arrangements.  Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients.  The Company will adopt this standard on January 1, 2020, and is currently evaluating the impact this update will have on its financial statements.

Other recently issued ASU's were assessed and determined to be either not applicable or are expected to have a minimal impact on the Company's operating results and financial position.

NOTE 2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30,	December 31,
	2018	2017

Billboards and improvements	$25,642,981	$25,595,329
Buildings and improvements	365,174	365,175
Furniture and equipment	864,288	548,271
Vehicles	956,533	802,266
Construction in progress	431,809	546,426
Land and improvements	260,820	260,820
Total cost	28,521,605	28,118,287
Less: Accumulated depreciation	(22,998,619)	(22,257,083)

Total Property and Equipment, net	$5,522,986	$5,861,204

Depreciation for the six months ended June 30, 2018 and 2017 was $741,536 and $741,536, respectively. During the six months ended June 30, 2018, the Company realized gains on the disposition of assets in the amount of $39,395.

WAITT OUTDOOR, LLC

(A Majority Owned Subsidiary of WaittCorp Investments, LLC)

NOTE 3.	CONSTRUCTION IN PROGRESS

During the six months ended June 30, 2018, the Company incurred $52,102 of costs related to the construction of billboards. The Company placed into service billboards with a total cost of $166,719.

During the year ended December 31, 2017, the Company incurred $754,171 of costs related to the construction of billboards. The Company placed into service billboards with a total cost of $291,262 of which $1,500 represented construction costs incurred prior to 2017.

NOTE 4.	LONG-TERM DEBT

The Company holds a note payable to a bank, due in monthly installments of $111,311 including interest at 4.75% per annum. The unpaid balance is due April 2019. The note is collateralized by substantially all Company assets and all outstanding member units. The entire balance of $632,263 as of June 30, 2018 and $1,474,221 as of December 31, 2017 are reflected as current liabilities on the accompanying balance sheets.

NOTE 5.	LEASE OBLIGATIONS

The Company has entered into various month-to-month as well as noncancelable operating leases for certain land and buildings used in the operations of its business. These leases expire on various dates through the year 2113 and often contain escalating rent payments. Most of the leases contain renewal options, and management expects, in the normal course of business, to renew these leases or replace them with other leases. Ground rents for the six months ended June 30, 2018 and 2017 were $1,309,178 and $1,315,876, respectively.

Rent expense under other operating leases for the six months ended June 30, 2018 and 2017 was $43,748 and $40,934, respectively.

Future minimum rents are as follows for the twelve months ending June 30:

2019	$1,795,175
2020	1,703,629
2021	1,597,364
2022	1,451,400
2023	1,351,898
Thereafter	9,125,506

Total	$17,024,972

The Company has prepaid certain future lease obligations totaling $1,266,209 as of June 30, 2018 and $1,217,543 as of December 31, 2017. These amounts are included in prepaid expenses and other assets in the accompanying balance sheets.

The Company accrues rent expense on its leases with escalating rent payments in an amount such that the total rent expense under these leases will be recognized ratably over the lives of the leases. Accrued rent expense of $1,316,000 as of June 30, 2018 and December 31, 2017, is included in other long-term liabilities in the accompanying balance sheets.

WAITT OUTDOOR, LLC

(A Majority Owned Subsidiary of WaittCorp Investments, LLC)

NOTE 6.	DISTRIBUTIONS TO MEMBERS

For the six months ended June 30, 2018, the Company distributed cash totaling $888,144 to members. For the six months ended June 30, 2017, the Company distributed cash totaling $633,674 to members. These distributions were made primarily to cover income taxes owed by the members on their respective share of estimated taxable income.

NOTE 7.	SUBSEQUENT EVENTS

On August 31, 2018, the Company entered into an Asset Purchase Agreement with Link Omaha, by which Link Omaha acquired over 1,600 billboard structures and related assets from the Company. The billboards and related assets are located in Kansas, Illinois, Iowa, Missouri and Nebraska.

The purchase price for the acquired assets was $82,000,000, subject to certain post-closing adjustments, which totaled $2,031,262, resulting in a total purchase price of $84,031,262. Cash paid at closing was $79,928,762 and $4,102,500, which was disbursed and will be held in escrow, subject to any claims for indemnification. Waitt Outdoor, LLC, WaittCorp Investments, LLC, and Mr. Michael J. Delich, the principal of Waitt Outdoor, LLC, have also entered into a five year non-competition and non-solicitation agreement in connection with the acquisition.

In August 2018, the note payable referenced in Note 4 above was paid in full.